Exhibit 99.1

STERIS plc RUTHERFORD HOUSE STEPHENSONS WAY, CHADDESDEN, DERBY, DE21 6LY ENGLAND, UNITED KINGDOM (COMPANY NUMBER 09257343)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Please Note: The cut off for voting by proxy is 4:00 A.M. Eastern Time (9:00 A.M. United Kingdom Time) on February 26, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-903

Use any touch-tone telephone to transmit your voting instructions. Please Note: The cut off for voting by proxy is 4:00 A.M. Eastern Time (9:00 A.M. United Kingdom Time) on February 26, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to arrive by 4:00 A.M. Eastern Time (9:00 A.M. United Kingdom Time) on February 26, 2019, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

401(K) PLAN PARTICIPANTS

Your voting instructions must be received no later than 11:59 P.M. Eastern Time on February 22, 2019. Use any of the voting methods above to submit your voting instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E55259-P17044	KEEP THIS PORTION FOR YOUR RECORDS

– – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – –

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

STERIS plc

COURT MEETING OF STERIS PLC

The Board of Directors recommends you vote FOR the following proposal:		For	Against

1.	To approve (with or without modification) the Scheme as set forth in the section titled “The Scheme of Arrangement” in STERIS plc’s Proxy Statement/Prospectus.	☐	☐

NOTE: This proxy will be voted at the discretion of the proxy with respect to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Court Meeting, you can be sure the STERIS shares are represented at the meeting by promptly returning your proxy/voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Court Meeting to be held on

February 28, 2019:

The Notice and Proxy Statement is available at www.proxyvote.com.

Sign and date the proxy/voting instruction card on the reverse side.
Please fold and detach proxy card at perforation before mailing.

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E55260-P17044

COURT MEETING OF STERIS PLC

STOCKHOLDER’S PROXY AND VOTING INSTRUCTION CARD

COURT MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 28, 2019

This Proxy is solicited by the Board of Directors

By an order, dated [•], 2019, made in the matter of STERIS plc (the “Company”), the Court has granted permission for a meeting of the Scheme Shareholders (as defined in the proxy statement/prospectus of the Company, dated [•], 2019 (the “Proxy Statement/Prospectus”)) (the “Court Meeting”), to be convened for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 (the “Scheme”) between the Company and the Scheme Shareholders (as defined in the Proxy Statement/Prospectus) and such Court Meeting shall be held at 21 Tudor Street, London EC4Y 0DJ on February 28, 2019 at 9:00 a.m. (London Time) (4:00 a.m. Eastern Time) at which place and time all Scheme Shareholders are requested to attend.

Before completing this form, please read the notice of the Court Meeting in the Proxy Statement/Prospectus and the notes and instructions contained therein, which are incorporated by reference into this form of proxy. Please also read paragraph 14 of the Explanatory Statement contained in the Proxy Statement/Prospectus.

The shareholder(s) signing on the reverse side, being (a) holder(s) of Scheme Shares entitled to attend, speak and vote at the Court Meeting, hereby appoints the chairman of the Court Meeting as his/her proxy to attend, speak and vote as designated on the reverse side for him/her and on his/her behalf at the Court Meeting, and at any adjournment of that meeting, in respect of all of his/her Scheme Shares. To appoint more than one proxy in respect of your Scheme Shares, please contact Georgeson LLC at 1-888-206-5970.

IMPORTANT: if you wish to approve the Scheme, mark the box beneath “FOR” on the reverse side. If you wish to vote against the Scheme, mark the box beneath “AGAINST” on the reverse side. If you do not mark either box, then this Form of Proxy will be invalid.

SPECIAL INFORMATION for participants in the STERIS Corporation 401(k) Plan (“Plan”): This proxy also provides voting instructions for the Court Meeting for shares held on the record date by Vanguard Fiduciary Trust Company (“Vanguard”),* as trustee of the Plan. If you are a participant in the Plan, this paragraph (and not the paragraph above) applies with respect to voting the Plan shares. By marking and returning this card, you will direct Vanguard (i) how to vote the shares of Ordinary Stock allocated to your account in the Plan and (ii) how to vote a portion of the shares of Ordinary Stock allocated to the accounts of other participants in the Plan who have not submitted voting instructions by the voting deadline. If Vanguard receives your properly marked and executed card on or before 11:59 P.M. Eastern Time on February 22, 2019, Vanguard will vote these shares in the manner directed by you. If direction is not received or not received until after 11:59 P.M. Eastern Time on February 22, 2019, Vanguard will vote these Plan shares in the same proportion as the final aggregate vote of the Plan participants who submitted timely votes on the matter.

This proxy is solicited on behalf of the Board of Directors pursuant to separate Notice of Court Meeting and Proxy Statement, dated [•], 2019, receipt of which is hereby acknowledged. OUR BOARD OF DIRECTORS CONSIDERS THAT ALL THE RESOLUTIONS TO BE PUT TO THE COURT MEETING ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AS A WHOLE. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH RESOLUTION.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

*Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Broadridge as agent to tally the vote.

STERIS plc RUTHERFORD HOUSE STEPHENSONS WAY, CHADDESDEN, DERBY, DE21 6LY ENGLAND, UNITED KINGDOM (COMPANY NUMBER 09257343)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Please Note: The cut off for voting by proxy is 4:15 A.M. Eastern Time (9:15 A.M. United Kingdom Time) on February 26, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-903

Use any touch-tone telephone to transmit your voting instructions. Please Note: The cut off for voting by proxy is 4:15 A.M. Eastern Time (9:15 A.M. United Kingdom Time) on February 26, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to arrive by 4:15 A.M. Eastern Time (9:15 A.M. United Kingdom Time) on February 26, 2019, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

401(K) PLAN PARTICIPANTS

Your voting instructions must be received no later than 11:59 P.M. Eastern Time on February 22, 2019. Use any of the voting methods above to submit your voting instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E55261-P17044	KEEP THIS PORTION FOR YOUR RECORDS

– – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

STERIS plc

GENERAL MEETING OF STERIS PLC

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	Special resolution to approve the Scheme, a reduction of the share capital of STERIS plc and certain ancillary matters, as set forth in STERIS plc’s Proxy Statement/Prospectus, dated [•], 2019.	☐	☐	☐

2.	Special resolution to approve the creation of distributable profits within STERIS Limited.	☐	☐	☐

NOTE: This proxy will be voted at the discretion of the proxy with respect to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the General Meeting, you can be sure the STERIS shares are represented at the meeting by promptly returning your proxy/voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the General Meeting to be held on February 28, 2019:

The Notice and Proxy Statement is available at www.proxyvote.com.

Sign and date the proxy/voting instruction card on the reverse side.
Please fold and detach proxy card at perforation before mailing.

– – – – – – – – – – – – –  – – – – – – – – – – – – –  – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – –

E55262-P17044

GENERAL MEETING OF STERIS PLC

STOCKHOLDER’S PROXY AND VOTING INSTRUCTION CARD

This Proxy is solicited by the Board of Directors

To be held at 21 Tudor Street, London EC4Y 0DJ on February 28, 2019 at 9:15 a.m. (London Time) (4:15 a.m. Eastern Time) (or as soon as reasonably practicable thereafter as the Court Meeting (as defined in the Proxy Statement/Prospectus referred to below) shall have been concluded or adjourned).

Before completing this form, please read the notice of the General Meeting in the proxy statement/prospectus of STERIS plc (the “Company”), dated [•], 2019 (the “Proxy Statement/Prospectus”), and the explanatory notes contained therein, which are incorporated by reference into this form of proxy. Please also read paragraph 14 of the Explanatory Statement contained in the Proxy Statement/Prospectus.

The shareholder(s) signing on the reverse side, being (a) holder(s) of ordinary shares of ten pence each in the capital of the Company (“STERIS Shares”) entitled to attend, speak and vote at the General Meeting, hereby appoints Walter M Rosebrough, Jr., Dr. Mohsen M. Sohi, Michael J. Tokich and J. Adam Zangerle, and each of them, with full power of substitution, as his/her proxies (the “Proxies”), and authorizes the Proxies as his/her proxies to attend, speak and vote as designated on the reverse side for him/her and on his/her behalf at the General Meeting, and at any adjournment thereof, in respect of all of his/her STERIS Shares. To appoint more than one proxy in respect of your STERIS Shares, please contact Georgeson LLC at 1-888-206-5970.

IMPORTANT: if direction is not given but the card is properly executed, this proxy will be voted “FOR” for all proposals.

SPECIAL INFORMATION for participants in the STERIS Corporation 401(k) Plan (“Plan”): This proxy also provides voting instructions for the General Meeting for shares held on the record date by Vanguard Fiduciary Trust Company (“Vanguard”),* as trustee of the Plan. If you are a participant in the Plan, this paragraph (and not the paragraph above) applies with respect to voting the Plan shares. By marking and returning this card, you will direct Vanguard (i) how to vote the shares of Ordinary Stock allocated to your account in the Plan and (ii) how to vote a portion of the shares of Ordinary Stock allocated to the accounts of other participants in the Plan who have not submitted voting instructions by the voting deadline. If Vanguard receives your properly marked and executed card on or before 11:59 P.M. Eastern Time on February 22, 2019, Vanguard will vote these shares in the manner directed by you. If direction is not received or not received until after 11:59 P.M. Eastern Time on February 22, 2019, Vanguard will vote these Plan shares in the same proportion as the final aggregate vote of the Plan participants who submitted timely votes on the matter.

This proxy is solicited on behalf of the Board of Directors pursuant to a separate Notice of General Meeting and Proxy Statement, dated [•], 2019, receipt of which is hereby acknowledged. OUR BOARD OF DIRECTORS CONSIDERS THAT ALL THE RESOLUTIONS TO BE PUT TO THE GENERAL MEETING ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AS A WHOLE. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH RESOLUTION.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

*Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Broadridge as agent to tally the vote.